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                                                                      Exhibit 11

                               APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                      Three Months Ended November 30,
                                      -------------------------------
                                           1994              1993
                                      ------------        -----------
PRIMARY:
Average shares outstanding                 13,190              13,010

Net effect of dilutive options based
   on the treasury stock method
   using average market price                 432                 131
                                          -------             -------
        Total                              13,622              13,141

Net earnings (loss):
   Continuing operations                   $5,441              $2,928
   Discontinued operations                      -                (348)
                                          -------             -------
        Net Earnings                       $5,441              $2,580

Primary earnings (loss) per share:
   Continuing operations                    $0.40               $0.22
   Discontinued operations                      -               (0.03)
                                          -------             -------
        Net Earnings                        $0.40               $0.20
                                          =======             =======

FULLY DILUTED:  (A)
Average shares outstanding                 13,190              13,010

Net effect of dilutive options based
   on the treasury stock method
   using the greater of average
   or period-end market price                 432                 131
                                          -------             -------
        Total                              13,622              13,141

Net earnings (loss):
   Continuing operations                   $5,441              $2,928
   Discontinued operations                      -                (348)
                                          -------             -------
        Net Earnings                       $5,441              $2,580

Fully diluted earnings (loss) per share:
   Continuing operations                    $0.40               $0.22
   Discontinued operations                      -               (0.03)
                                          -------             -------
        Net Earnings                        $0.40               $0.20
                                          =======             =======




(A) Dilution of less than 3%; therefore not presented in Condensed Consolidated Statement of Earnings.



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